2

                        SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                 of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to  240.14a-11 (c) or 240.14a-12

                          HAROLD'S STORES, INC.
            (Name of Registrant as Specified in its Charter)

                             NOT APPLICABLE
   (Name of Person(s) Filing Proxy Statement if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.


[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)1) and 0-
11.

     1) Title of each class securities to which transaction applies:_________________.

     2) Aggregate number of securities to which transaction applies:________________.

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
          0-11:______________.

     4)   Proposed maximum aggregate value of
transaction:_______________.

     5)   Total fee paid:________________.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

     1)   Amount Previously Paid:____________.

     2)   Form, Schedule or Registration Statement No:_________________.

     3)   Filing Party:_____________________.

     4)   Date filed:_______________________.


NOTICE OF 2000
ANNUAL MEETING OF
SHAREHOLDERS AND
PROXY STATEMENT


Dear Harold's Shareholder:

On behalf of the Board of Directors and management of Harold's Stores, Inc., I am pleased to invite you to attend the 2000 Annual Meeting of Shareholders. The meeting will be held at the Harold's Buying Office in Dallas, at 5919 Maple Avenue, Dallas, Texas at 11:00 a.m., local time, on Thursday, June 22, 2000. A copy of our Annual Report to Shareholders for the fiscal year ended January 29, 2000 is enclosed.

The attached Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting, including the election of ten directors. During the meeting, there will also be a report by management on the Company's business, as well as a discussion period during which you will be able to ask questions.

Whether or not you plan to attend in person, please mark your proxy in the space provided. It is important that your shares be represented by a proxy, even if you cannot be present. Take a moment now to sign, date and return your proxy in the envelope provided. If you have multiple accounts and received more than one set of this material, please be sure to return each proxy.

I look forward to greeting you at this year's Annual Meeting.

Sincerely,



Rebecca P. Casey
Chairman of the Board












         HAROLD'S STORES, INC., 765 ASP, POST OFFICE DRAWER 2970
                 NORMAN, OKLAHOMA  73070 (405) 329-4045
                          HAROLD'S STORES, INC.
                                 765 Asp
                         Norman, Oklahoma  73069

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON JUNE 22, 2000



TO OUR SHAREHOLDERS:

The 2000 Annual Meeting of Shareholders of Harold's Stores, Inc. ("the Company") will be held at the Harold's Buying Office in Dallas, at 5919 Maple Avenue, Dallas, Texas on Friday, June 22, 2000, at 11:00 a.m., local time, for the following purposes:

1. To elect ten (10) directors to hold office until the next annual meeting of the shareholders and until their respective successors shall have been elected and qualified.

2. To act upon a proposal to amend the Harold's Stores, Inc. 1993 Performance and Equity Incentive Plan.

3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The Annual Meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in the notice may be taken without further notice to the shareholders unless required by the Bylaws.

Shareholders of record of Common Stock at the close of business on April 28, 2000 are entitled to notice of, and to vote on all matters at, the Annual Meeting. A list of such shareholders will be available for examination by any shareholder for any purpose germane to the Annual Meeting, during normal business hours, at the principal office of the Company, 765 Asp, Norman, Oklahoma, for a period of ten days prior to the Annual Meeting and at the Annual Meeting.

BY THE ORDER OF THE BOARD OF DIRECTORS



H. RAINEY POWELL
Secretary

DATED: May 12, 2000









                          HAROLD'S STORES, INC.
                             PROXY STATEMENT
                     ANNUAL MEETING OF SHAREHOLDERS
                              JUNE 22, 2000

The following information is furnished in connection with the 2000 Annual Meeting of Shareholders of Harold's Stores, Inc., an Oklahoma corporation (the "Company"), which will be held on Thursday, June 22, 2000, at 11:00 a.m., local time, at the Harold's Buying Office, 5919 Maple Avenue, Dallas, Texas and at any adjournment or adjournments thereof, and will be mailed on or about May 12, 2000 to the holders of record of Common Stock as of the record date.

The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting has been fixed as the close of business on April 28, 2000. On that date, the Company had 6,075,272 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

The  enclosed  proxy for the Annual Meeting is being  solicited  by  the
Company's Board of Directors and is revocable at any time prior to the exercise of the powers conferred thereby. The cost of the solicitation of proxies in the enclosed form will be borne by the Company. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, or facsimile, and by banks, brokerage houses and other institutions. Nominees or fiduciaries will be requested to forward the solicitation material to their principals and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

Unless otherwise directed in the accompanying form of proxy, the persons named therein will vote FOR the election of the ten director nominees and FOR the proposal to approve amendments to the to the 1993 Performance and Equity Incentive Plan. As to any other matters which may properly come before the Annual Meeting, the shares represented by proxies will be voted in accordance with the recommendations of the Board of Directors, although the Company does not presently know of any other such matters. Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by (a) giving written notice to the Company of such revocation, (b) voting in person at the Annual Meeting or (c) executing and delivering to the Company a later dated proxy. Written revocations and later dated proxies should be sent to Harold's Stores, Inc., Post Office Drawer 2970, Norman, Oklahoma 73070.

ANNUAL REPORT

The Company's Annual Report to Shareholders covering the fiscal year ended January 29, 2000 ("fiscal 2000"), including audited financial statements, is enclosed. No part of the Annual Report is incorporated in this Proxy Statement or is deemed to be a part of the material for the solicitation of proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 28, 2000 by (i) each nominee for election as a director, (ii) the Company's chief executive officer and its four other most highly compensated executive officers, (iii ) all executive officers and directors of the Company as a group, and (iv) all those known by the Company to be beneficial owners of more than five percent of the Company's Common Stock.

                                           Beneficial Ownership (1)
                                        Number             Percentage
Beneficial Owner                          of                of Class
                                        Shares
Directors and Certain Executive
Officers:
Harold G. Powell
   765 Asp., Norman, OK  73069          315,849 (2)(3)         5.2%
Rebecca Powell Casey
   5919 Maple Avenue, Dallas, TX
75235                                   851,043 (3)(4)(5)     14.0%
H. Rainey Powell
   765 Asp., Norman, OK 73069           540,169 (3)(6)         8.9%
Kenneth C. Row                           63,874 (3)            1.0%
Jodi L. Taylor                           55,140 (3)              *
Curtis E. Elliott                         5,271 (3)              *
Robert L. Anderson                          200                  *
Michael T. Casey
   5919 Maple Avenue, Dallas, TX
75235                                   398,720 (3)(4)(7)      6.6%
Robert B. Cullum, Jr.                    18,827 (3)              *
Margaret A. Gilliam                           -                  *
W.  Howard Lester                        15,962 (3)              *
Leonard M. Snyder                             -                  *
William F. Weitzel                       16,986 (3)              *
All directors and Executive Officers
as a Group (19 persons)               2,710,479 (9)           44.6%
Other Beneficial Owners Of  More than
5% of the Common Stock;
The Security National Bank and Trust
Company of Norman,
as Trustee
   200 East Main, Norman, OK 73069      488,271 (10)           8.0%
Lisa Powell Hunt
   3940 Marquette, Dallas, TX 75225     398,191 (3)(8)         6.6%
Inter-Him N.V.
   Prof. Kernkampweg 8a, Post Office
Box 3361
   Curacao, Netherlands Antilles        545,578                9.0%
Laifer Capital Management, Inc.
   Hilltop Partners, L.P.
   45 West 45th Street
   New York, NY   10036                 311,441                5.1%
SAFECO Asset Management Company
   SAFECO Plaza
   Seattle, Washington  98185           761,284               12.5%
_____________________

* Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal shareholders and applicable Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The percentage of ownership for each person is calculated in accordance with rules of Securities and Exchange Commission without regard to shares of Common Stock issuable upon exercise of outstanding stock options, except that any shares a person is deemed to own by having a right to acquire by exercise of an option are considered outstanding solely for purposes of calculating such person's percentage ownership.

(2) Included in this amount are 85,774 shares held by The Security National Bank and Trust Company of Norman ("Security"), as Trustee of the Elizabeth M. Powell Trust A, over which Harold G. Powell possesses a general power of appointment exercisable at his death. Such shares are also included in the beneficial ownership of Security. See footnote
(10) below. Mr. Powell may also be deemed to have shared voting power over 402,497 shares held by Security, as trustee of Elizabeth M. Powell Trust B, which are not included in the number of shares indicated as beneficially owner by Mr. Powell.

(3) Includes shares that the named individuals have the right to acquire by exercise of stock options granted under the Company's 1993 Performance and Equity Incentive Plan, which are currently exercisable as follows: Harold G. Powell - 68,700; Rebecca Powell Casey - 79,178;
H. Rainey Powell - 63,087; Kenneth C. Row - 57,198; Jodi L. Taylor - 48,200; Curtis E. Elliott - 5,040; Michael T. Casey - 11,438; Robert B. Cullum, Jr. - 11,438; Lisa Powell Hunt - 11,438; W. Howard Lester - 11,438; and William F. Weitzel - 11,438.

(4) Michael T. Casey and Rebecca Powell Casey are husband and wife. The beneficial ownership of each spouse excludes the shares held by the other. Mr. and Mrs. Casey disclaim beneficial ownership of the other's shares.

(5) Included in this amount are 105,123 shares which are held by Ms. Casey as custodian for the benefit of her minor children.

(6) Included in this amount are 72,182 shares which are held by Mr. Rainey Powell as custodian for the benefit of his minor children. Not included are 66,875 shares of Common Stock held by Mr. Rainey Powell's wife, over which Mr. Rainey Powell disclaims beneficial ownership.

(7) Included in this amount are 42,000 shares held by Michael T. Casey as Trustee of the H. Rainey and Mary U. Powell Family 1997 Irrevocable Trust Agreement.

(8) Included in this amount are 85,656 shares which are held by Ms. Hunt as custodian for the benefit of her minor children. Not included are 35,041 shares of Common Stock held by Ms. Hunt's husband, over which Ms. Hunt disclaims beneficial ownership.

(9)  Includes  405,111  shares  which the directors  and  the  executive officers as a group have the right to acquire by exercise of stock options granted under the Company's 1993 Performance and Equity Incentive Plan which are currently exercisable.

(10) All shares are held in its capacity as trustee. Of such total, 85,774 shares are also included in Harold G. Powell's beneficial ownership. See footnote (2) above.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and persons who beneficially own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than 10% beneficial owners are required by regulation to furnish to the Company copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during fiscal 2000, to the Company's knowledge all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners during fiscal 2000 were complied with on a timely basis.

PROPOSAL 1:
ELECTION OF DIRECTORS
The Board of Directors of the Company, pursuant to the provisions of the Company's Certificate of Incorporation and Bylaws, has established a ten-member Board of Directors, and has nominated seven of the current ten directors for re-election by the shareholders at the Annual Meeting, as well as three new outside directors. If elected, the director nominees will hold office until the next annual shareholders' meeting and until their successors are duly elected and qualified.

The Company's Board of Directors meets quarterly. During fiscal 2000, all directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served, other than W. Howard Lester, who due to other commitments attended 50% of the meetings. All of the nominees for re-election named below have indicated their intent to serve if elected. If any nominee for a position on the Board of Directors of the Company is unable to stand for election for any reason, the proxy holders named in the proxy are expected to vote for the substitute nominee in that position designated by the Board of Directors or, if one is not so designated, are expected to consult with the Board of Directors of the Company in determining how to vote the shares they represent. Proxies cannot be voted for a greater number of nominees than the number of nominees named herein.

Nominees
The nominees for election as directors of the Company are as follows:

             Name              Age    Director
                                      Since
             Harold G.
             Powell             76       1987
             Rebecca Powell
             Casey              48       1987
             H. Rainey
             Powell             46       1987
             Robert L.
             Anderson           57         *
             Michael T.
             Casey              51       1988
             Robert B.
             Cullum, Jr.        51       1993
             Margaret A.
             Gilliam            61         *
             W. Howard
             Lester             64       1995
             Leonard M.
             Snyder             52         *
             William F.
             Weitzel, Ph.D.     63       1989

                 *Mr. Anderson, Ms. Gilliam and Mr. Snyder have not previously served on the Board of Directors.

The following is certain biographical information relating to each nominee-director:

Harold G. Powell founded the Company in 1948 and was named Chairman Emeritus in 1998. Mr. Powell was Chairman of the Board since its reorganization in 1987 and was Chairman and Chief Executive Officer from 1987 to 1992. Mr. Powell opened the first Harold's clothing store at the Norman, Oklahoma location in 1948.

Rebecca Powell Casey was appointed Chairman of the Board in 1998 and has been Chief Executive Officer of the Company since 1992, and prior to that time had been President from 1987 to 1988, and Executive Vice President - Merchandise and Product Development from 1989 to 1991. Ms. Casey has been employed by the Company in various managerial positions since 1977. Ms. Casey is a daughter of Harold G. Powell and the wife of Michael T. Casey.

H. Rainey Powell was appointed President and Chief Operating Officer in 1992. Mr. Powell has previously served as Chief Financial Officer. Mr. Powell has been employed by the Company and its predecessors in various managerial positions since 1978. Mr. Powell is the son of Harold G. Powell.

Robert L. Anderson has served as President of Ronus, Inc., a privately owned real estate investment firm, since 1997. In addition, since 1997 he has served as Owner of Robert Anderson Consulting, a firm specializing in investment and structuring advice. From 1982 to 1997, Mr. Anderson was a Partner at Price Waterhouse, serving as Partner-in-Charge of the Real Estate Practice. From 1964 to 1981, Mr. Anderson was with Arthur Andersen, his last capacity served being Partner-in-Charge of the Tax Specialty Group specializing in foreign real estate investments in the United States. Mr. Anderson will serve as Chairman of the Audit Committee.

Michael T. Casey has served as Chairman of the Board of Grand Prairie State Bank, Texas, a privately owned bank, since 1989, and is President of Casey Bancorp, Inc., a privately owned bank holding company. Prior to and since that time, Mr. Casey has been engaged in investments and banking. He previously served as a Senior Vice President of the Company from 1989 until 1991. Mr. Casey currently serves on the board of directors of several other privately held banking organizations in metropolitan Dallas, Texas, including, North American Bancshares and American Bank of Texas. Mr. Casey is the husband of Rebecca Powell Casey. He serves on the CEO Search Committee.

Robert B. Cullum, Jr. is a Partner of Fairway Capital Partners, Ltd. and Wayfair Capital Partners, Ltd., both of which are privately held real estate investment partnerships based in Dallas, Texas. Mr. Cullum was involved for 30 years in the supermarket industry with Cullum Co., Inc. Presently, he is actively engaged in real estate development with Wayfair Capital Partners, Ltd. and Fairway Capital Partners, Ltd. He serves on the Special Real Estate Committee, Compensation Committee, Audit Committee and the CEO Search Committee.

Margaret  A.  Gilliam  has  been President of Gilliam  &  Co.,  business advisors, a company she founded in 1997. She is also publisher of Gilliam Viewpoint, a monthly publication devoted to developments in the retail industry. Prior to that time, she spent 21 years with Credit Suisse First Boston and its predecessors, where her last position was Director, Equity Research and Senior Analyst for retail trade and soft goods. Before joining CS First Boston, Ms. Gilliam spent ten years with Goldman Sachs and five years with three small institutional brokerage firms in succession. Ms. Gilliam currently serves on the board of directors at Oshman's Sporting Goods, Inc., a sporting goods retailer; Horizon Group Properties, a real estate company specializing in outlet malls; and Jan Bell Marketing, Inc., a retail jewelry concern.

W. Howard Lester has been Chairman and Chief Executive Officer of Williams-Sonoma, Inc., a retailer of specialty cooking equipment and home furnishings and accessories since 1978 and is a director of The Good Guys, Inc., an electronics retailer, and Il Fornaio, U.S.A., a restaurant/bakery company which he brought to the U.S. from Italy. He serves on the Strategic Planning Committee.

Leonard M. Snyder has served as Non-Executive Chairman of the Board of One Price Clothing Stores, Inc. since 1998. In addition, he has been a marketing and management consultant since January 1995. From 1984 to 1994, Mr. Snyder served as Chairman and Chief Executive Officer of Lamonts Apparel, Inc. Prior to his tenure at Lamonts, Mr. Snyder held executive positions with Allied Stores. Mr. Snyder is also a member of the board of directors of Paper Calmenson & Company, a diversified steel company as well as Henry's, a chain of photo and digital camera stores
in Canada.   He will serve on the Audit Committee.

William F. Weitzel, Ph.D. is Professor Emeritus of Business Administration at the University of Oklahoma, having served there from 1978 to 1996. Mr. Weitzel is President of WISE Corporation, a management consulting organization. Mr. Weitzel serves as Chairman of the Compensation Committee, Strategic Planning Committee and the CEO Search Committee, and serves on the Special Real Estate Committee. Committees
The Company's Board of Directors has an Audit Committee, Compensation Committee, Strategic Planning Committee, Special Real Estate Committee and a CEO Search Committee. During fiscal 2000, the Audit, Compensation and CEO Search Committees were comprised of three outside directors, while the Strategic Planning and Special Real Estate Committees were comprised of two outside directors.

The Audit Committee's functions include reviewing internal controls and recommending to the Board of Directors the engagement of the Company's independent certified public accountants, reviewing with such accountants the plan for and results of their audit of the Company's consolidated financial statements and determining the independence of such accountants. The Audit Committee met three times during fiscal 2000.

The Compensation Committee's function is to evaluate and recommend changes in compensation for all executive officers and certain other key personnel, and the creation and implementation of employee benefit plans and special employment and consulting agreements. The Compensation Committee met three times during fiscal 2000.

The Strategic Planning Committee's function is to review the comprehensive plan developed by management stating how the Company will accomplish its mission and objectives. The Strategic Planning Committee met once during fiscal 2000.

The Special Real Estate Committee's functions include the review and analysis of any related party real estate leasing or purchase transactions. The Special Real Estate Committee did not meet during fiscal 2000.

During fiscal 2000, the Company announced the beginning of a search for a new outside Chief Executive Officer. In conjunction with this search, a CEO Search Committee was established and will be in existence while the Company is pursuing the search for an outside CEO. The CEO Search Committee met twice during fiscal 2000.

The Board of Directors does not have a nominating committee. The entire Board performs this function and evaluates and recommends nominees for election to the Board of Directors.

Director Compensation
During  fiscal  2000,  non-employee directors of  the  Company  received
$1,000 for each full Board meeting attended and $500 for each standing committee meeting attended. In addition, under the Company's 1993 Performance and Equity Incentive Plan, each incumbent non-employee director was entitled to receive an option grant to purchase 1,500 shares of Common Stock upon reelection at each annual meeting of shareholders. Any newly elected non-employee directors were entitled to receive an initial option grant to purchase 4,500 shares upon election and, while serving as a director, to receive additional option grants to purchase 1,500 shares upon reelection at each annual meeting of shareholders.

In order to enhance the Company's ability to attract and retain suitable outside directors, the Board has approved certain modifications to the Company's compensation policies for non-employee directors. Under these policies, non-employee directors of the Company will receive $1,000 for each full Board meeting attended ($500 if telephonic), $1,000 for each meeting of the Audit Committee or Compensation Committee attended ($500 if telephonic) and $500 ($250 if telephonic) for all other committee meetings attended. In addition, each non-employee director will receive an annual retainer upon election or reelection to the Board in the amount of $5,000. If the proposed amendments to the 1993 Performance and Equity Incentive Plan described elsewhere herein are approved by the shareholders, 50% of the annual retainer fee will be paid in Common Stock of the Company based on the market value of the Common Stock on the date of election. In addition, the proposed amendments would increase the number of shares covered by the initial option grants to newly elected non-employee directors to 10,000 shares and the subsequent annual grants to all non-employee directors to 2,000 shares.

All directors of the Company are entitled to a discount on their clothing purchases off the retail price before markdowns and promotional discounts.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE NAMED NOMINEES

PROPOSAL 2:
PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1993 PERFORMANCE AND EQUITY INCENTIVE PLAN OF THE COMPANY
The Harold's Stores, Inc. 1993 Performance and Equity Incentive Plan (the "Plan") is designed to promote and advance the interests of the Company and its shareholders by enabling the Company to attract, retain and reward directors, officers and other managerial and key employees and to strengthen the mutuality of interests between participants and the shareholders of the Company in the Company's long-term growth, profitability and financial success by offering a comprehensive incentive compensation program, including stock and cash incentive awards based on performance and other equity-based awards.

Summary of Proposed Amendments
The Board of Directors has approved amendments to the Plan (i) to increase the total number of shares of Common Stock authorized for issuance pursuant to awards under the Plan from 1,157,625 shares (reflecting adjustments resulting from prior stock dividends) to
3,000,000 shares and (ii) to increase the number of options to be granted to non-employee directors under the automatic grant provisions of the Plan described below relating to non-employee directors and to permit non-employee directors to receive shares of Common Stock under the Plan in lieu of fees.

Increase In Number of Shares. As of April 28, 2000, there were a total of 229,746 shares available for future awards under the Plan. In order to ensure that the Company remains able to offer under the Plan appropriate equity incentives and competitive compensation opportunities for its directors, officers and key employees, the Board of Directors adopted, subject to shareholder approval, an amendment to the Plan to increase the total number of shares of Common Stock that are authorized for issuance pursuant to awards under the Plan from 1,157,625 shares (reflecting adjustments resulting from prior stock dividends) to 3,000,000 shares. Such increased number of shares will be available for all authorized purposes under the Plan. Except as described elsewhere herein in connection with compensation of non-employee directors, the Compensation Committee has not at this time considered or approved any future awards under the Plan, and, as a result, the identity of future award recipients and the size and terms of future awards are not known at this time. However, as previously announced, the Company has commenced a search for a new outside Chief Executive Officer, and it is anticipated that a portion of the increased number of shares under the Plan will be required in connection with option or other incentive awards in order to attract and retain a new Chief Executive Officer.

Amendments Relating to Awards to Non-Employee Directors. The Board of Directors believes that option and stock ownership by non-employee directors, by strengthening the mutuality of interests between non-employee directors and the shareholders, is desirable and in the best interests of the Company. In addition, the Board believes that attractive equity-based compensation practices enhance the Company's ability to attract and retain non-employee directors. In furtherance of these goals, the Board of Directors has also approved amendments to the Plan that will increase the number of options to be granted to non-employee directors under the automatic grant provisions of the Plan and that will permit non-employee directors to receive shares of Common Stock under the Plan in lieu of fees.

Under the existing terms of the Plan, each incumbent non-employee director receives, while serving as a director, an option grant to purchase 1,500 shares of Common Stock upon reelection at each annual meeting of shareholders. Any newly elected non-employee director will receive an initial option grant to purchase 4,500 shares upon election and, while serving as a director, will receive additional option grants to purchase 1,500 shares upon reelection at each annual meeting of shareholders. The proposed amendments would increase the number of shares covered by the initial option grant to newly elected non-employee directors to 10,000 shares and the subsequent annual grants to all non-employee directors to 2,000 shares. If approved by the shareholders, such changes will be effective in connection with the election of directors at the 2000 Annual Meeting.

The proposed amendments will also permit non-employee directors to receive shares of Common Stock under the Plan in lieu of fees.

Description of the Plan
Eligibility.   The  Plan empowers the Company from time  to  time  until
November 30, 2002, to award to officers and other key managerial, administrative and professional employees of the Company and its subsidiaries Incentive, Non-Qualified and Deferred Compensation Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Unit Grants, Performance Equity and Performance Unit Grants, any other Stock-Based Awards (collectively, the "Awards") authorized by the Compensation Committee, and any combination of any or all of such Awards, whether in tandem with each other or otherwise. Non-employee directors of the Company are also eligible to receive Awards under the Plan as described herein. On April 28, 2000, the number of persons eligible to participate in the Plan was approximately 140. Except with respect to grants to non-employee directors, the selection of recipients of, and the nature and the size of, Awards granted under the Plan is wholly within the discretion of the Compensation Committee, and there is no limit on the number of shares of Common Stock in respect to which Awards may be granted to, or exercised by, any person.

Administration. The Plan is administered by the Compensation Committee. The Compensation Committee has the sole authority to construe and to interpret the Plan, to make rules and regulations relating to the implementation of the Plan, to select participants, to establish the terms and the conditions of Awards and to grant Awards.

Shares Subject to Plan. The number of shares of Common Stock reserved for issuance, and in respect of which Awards may be granted, pursuant to the respective components of the Plan is 1,157,625 shares (reflecting adjustments resulting from prior stock dividends). The proposed amendment would increase this number to 3,000,000 shares. Such maximum number of shares in payment of Awards granted or which may be subject to Awards is subject to appropriate equitable adjustment in the event of a reorganization, stock spilt, stock dividend, combination of shares, merger, consolidation or other recapitalization of the Company. If any Awards are forfeited, terminated, settled in cash or exchanged for other Awards or expire unexercised, the shares of Common Stock theretofore subject to such awards will again be available for further awards. In addition, shares which are subject to Stock Appreciation Rights which expire unexercised or were not issued upon the exercise thereof and shares received in payment of the purchase price of a stock option in the exercise thereof will again be available for Awards under the Plan. No fractional shares may be issued under the Plan.

Incentive Stock Options. Options designated as Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted under the Plan. The number of shares of Common Stock in respect of which Incentive Stock Options are first exercisable by any optionee during any calendar year may not have a fair market value (determined at the date of grant) in excess of $100,000 (or such other limit as may be imposed by the Code). Incentive Stock Options may be exercisable for such period or periods not in excess of 10 years after the date of grant as shall be determined by the Compensation Committee.

Non-Qualified Stock Options. Non-Qualified Stock Options may be granted under the Plan for such number of shares of Common Stock and will be exercisable for such period or periods as the Compensation Committee may determine.

Deferred Compensation Stock Options. Deferred Compensation Stock Options are designed to provide a means by which compensation payments can be deferred to future dates. The number of shares subject to a Deferred Compensation Stock Option is determined by the Compensation Committee using the following formula:

     Amount of Compensation Deferred = Number of Optioned Shares (FMV - Exercise Price)

where, "FMV" means the fair market value of a share of Common Stock at the date such option is granted and the "Exercise Price" means the price at which such option may be exercised, as determined by the Compensation Committee. Deferred Compensation Stock Options will be exercisable for such period or periods as the Compensation Committee shall determine.

Option Exercise Prices. In general, the exercise price of an Incentive Stock Option must be at least 100% of the fair market value of the Common Stock on the date of grant. Non-Qualified Stock Options and Deferred Compensation Stock Options may be issued at such option exercise price as the Compensation Committee may determine, except that the Compensation Committee will not issue such options at less than 100% of the fair market value of the Common Stock of the Company at the date of grant unless it has been determined that such "discount" option price will not result in taxable income under the Code to the optionee at the date of grant or the date such option becomes first exercisable rather than at the date of exercise.

Exercise  of  Options.   No  stock option may be  exercised,  except  as
provided below, unless the holder thereof remains in the continuous employ of the Company. Stock options shall be exercisable only upon the payment in full of the applicable option exercise price in cash or, if approved by the Compensation Committee, in shares of Common Stock (at the fair market value thereof at exercise date) or by surrendering outstanding Awards denominated in stock or stock units. No Incentive, Non-Qualified or Deferred Compensation Stock Option may be exercised after the optionee ceases to be an employee of the Company, except where the Compensation Committee adopts terms and conditions relating to such Option which permit its exercise.

Stock Appreciation Rights. Under the Plan, a Stock Appreciation Right ("SAR") may be granted in tandem with, or independent of, any other Award granted under the Plan. An SAR is an Award which will entitle the holder to receive an amount equal to all, or some portion (as determined by the Compensation Committee in respect of each SAR granted), of the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of such share at the date of grant, multiplied by the number of shares as to which the holder is exercising the SAR. The Company will pay such amount to the holder in cash or in shares of Common Stock (at fair market value on the date of exercise) or in Deferred Compensation Stock Options, or combination thereof, as the Compensation Committee may in its sole discretion determine, except that any SAR exercised upon or after a Change in Control (as defined in the Plan) must be paid in cash. An SAR may be exercised according to such procedures as are determined by the Compensation Committee.
When an SAR granted in tandem with an option is exercised, such option is canceled to the extent that the SAR is exercised. Conversely, if the optionee elects to exercise the option, the tandem SAR is canceled. The exercise of an SAR granted in respect of (but not in tandem with) an option, either at the time the option is granted or subsequent to the grant of the option, will not result in the cancellation of such related option and the exercise of such option will not result in the cancellation of the related SAR. The exercise of an SAR paid in cash will not be included as an Award for the purpose of determining the number of shares of Common Stock which may be issued under the Plan.

Restricted Stock. An Award of Restricted Stock consists of a specified number of shares of Common Stock which are transferred to a participant selected by, and for such consideration as determined by, the Compensation Committee and are subject to forfeiture to the Company under such conditions and for such periods of time as the Compensation Committee may determine. A participant may vote and receive cash dividends on the shares of Restricted Stock awarded, but may not sell, assign, transfer, pledge or otherwise encumber such shares of Restricted Stock during the restriction period. Certificates for Restricted Stock will be held by the Company until all conditions have been satisfied.

Restricted Units. An Award of Restricted Units (each unit having a value equivalent to one share of Common stock) may be granted to a participant on such terms and subject to conditions as the Compensation Committee may deem appropriate. Restricted Units may be paid upon the expiration of the relevant restriction period in cash, in shares of Common Stock equal to the number Restricted Units granted, in Deferred Compensation Stock Options, or in any combination thereof, as determined by the Compensation Committee.

Performance Equity and Performance Unit Grants. Performance Equity grants (with each unit equal in value to one share of Common Stock at the date of grant) and Performance Unit grants (with each unit representing such monetary value as assigned by the Compensation Committee) entitle the participant to receive cash, shares of Common Stock, Deferred Compensation Stock Options or any combination thereof, as determined by the Compensation Committee, based upon the degree of achievement of pre-established performance goals over a pre-established performance period as determined by the Compensation Committee in its discretion. Performance goals are fixed by the Compensation Committee on the basis of such criteria and to accomplish such goals as the Compensation Committee may select. The Compensation Committee has sole discretion to determine the employees eligible for Awards of Performance Equity or Performance Units, the duration of each performance measurement period, the value of each Performance Unit and the number of shares of units earned on the basis of the Company's and/or the participant's performance relative to the established goals. During a performance measurement period, the Compensation Committee may adjust the performance goals upward or downward. At the end of any performance measurement period, the Compensation Committee will determine the number of performance shares and performance units which have been earned on the basis of the actual performance in relation to the performance goals. A participant must be an employee at the end of the performance period to receive the proceeds of a Performance Equity or Performance Unit Grant; provided, however, that if such participant dies, retires, becomes disabled or ceases to be an employee with the Compensation Committee's consent prior to the end of the performance measurement period, the Compensation Committee may authorize total or partial payment to such participant or his or her legal representative. Performance Equity grantees shall be entitled to receive payment for each unit earned in an amount equal to the fair market value of shares of Common Stock at the date of the vesting of the Performance Equity Award. Performance Unit grantees shall be entitled to receive payment for each unit earned in an amount equal to the dollar value of such unit.

Other Stock-Based Grants; Deferrals. The Compensation Committee has authority under the Plan to grant other Awards of Common Stock or Awards denominated as stock units. The Compensation Committee may also permit a participant to elect to defer receipt of the proceeds of any Award granted under the Plan.

Grants to Non-Employee Directors. In order to retain, motivate and reward non-employee directors of the Company, the Plan extends participation to non-employee directors on the terms and conditions described below.

Each non-employee director of the Company receives, while serving as a director, Non-Qualified Stock Option grants to purchase 1,500 shares of Common Stock immediately following each annual meeting of shareholders. Any new non-employee director will also receive an initial Non-Qualified Stock Option grant to purchase 4,500 shares of Common Stock immediately following his or her election to the Board of Directors and, while continuing to serve as a director, will be granted additional Non-Qualified Stock Options to purchase 1,500 shares of Common Stock immediately following each annual meeting of shareholders after the initial grant. The proposed amendments would increase the number of shares covered by the initial option grant to newly elected non-employee directors to 10,000 shares and the subsequent annual grants to all non-employee directors to 2,000 shares.

The option price for options granted to non-employee directors is equal to 100% of the fair market value per share of Common Stock on the date the option is granted. Non-Qualified Stock Options granted to non-employee directors are immediately vested and fully exercisable beginning six (6) months after the date of grant, and will remain exercisable for a period of ten (10) years from the date of grant, subject to earlier termination in the event of earlier termination of service as a director. Other than as described above, all Non-Qualified Stock Options granted to non-employee directors are subject to the same terms and subject to the same conditions as Non-Qualified Stock Options granted to employees under the Plan.

The proposed amendments will also permit non-employee directors to receive shares of Common Stock under the Plan in lieu of fees.

Transferability.   No  Award granted under the Plan,  and  no  right  or
interest therein, is assignable or transferable by a participant except by will or the laws of descent and distribution.

Term, Amendment and Termination. The Plan will terminate on November 30, 2002, except with respect to Awards then outstanding. The Board of Directors may amend or terminate the Plan at any time, except that the Board of Directors may not, without approval of the shareholders of the Company, make any amendment which would increase the total number of shares available for issuance (except as permitted by the Plan to reflect changes in capitalization), materially change the eligibility requirements or materially increase the benefits accruing to participants under the Plan.

Change in Control. In the event of a Change in Control of the Company (defined in the Plan to mean the acquisition of 35% or more of the Common Stock of the Company by any "Acquiring Person" coupled with any change in the composition of the Board of Directors with the effect that a majority of the directors are not "Continuing Directors"), unless the Board of Directors expressly provides otherwise as of the date of any such Change in Control, (i) all Incentive, Non-Qualified and Deferred Compensation Stock Options and Stock Appreciation rights then outstanding shall be fully exercisable, (ii) all restrictions on and conditions on and conditions of all Restricted Stock Grants and Restricted Unit Grants then outstanding shall be deemed satisfied, and
(iii) all Performance Equity Grants and Performance Unit Grants shall be deemed to have been fully earned.

Federal Income Tax Consequences
Based on current provisions of the Code, and the existing regulations thereunder, the federal income tax consequences in respect of the several types of Awards under the Plan are as described below.

At Grant of Options and SARs. An optionee will not recognize any taxable income at the time an Incentive Stock Option or an SAR is granted and the Company will not be entitled to a federal income tax deduction at that time. The same rules should apply to Non-Qualified and Deferred Compensation Stock Options. However, because Non-Qualified Stock Options (with the exception of the non-employee director options) and Deferred Compensation Stock Options may be granted at option exercise prices substantially below the fair market value of the Common Stock of the Company on the date the option is granted, the Internal Revenue Service ("IRS") might take the position that under certain circumstances income is recognized at the time granted equal to the amount of the "discount" at which a Non-Qualified Stock Option or a Deferred Compensation Stock Option was granted.

Incentive Stock Options. No ordinary income will be recognized by the holder of an Incentive Stock Option at the time of exercise. The excess of the fair market value of the shares at the time of exercise over the aggregate option price will be an adjustment to alternative minimum taxable income for purposes of the federal "alternative minimum tax" at the date of exercise.

If the optionee holds the shares until the later of two years after the date the option was granted or one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange or other "disqualifying disposition" prior to either of such holding periods, the optionee will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares purchased at the time of exercise over the aggregate option price; and (ii) the amount of gain recognized on disposition. The Company will usually be entitled to a federal income tax deduction equal to such amount.

Non-Qualified and Deferred Compensation Stock Options. If Non-Qualified Stock Options are issued at an exercise price of at least 100% of the fair market value of the Common Stock at the date granted, ordinary income will be recognized by the holder at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option price. The Company will usually be entitled to a corresponding federal income tax deduction for the year of the exercise. At the time of sale of the shares, the optionee will generally recognize a capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of such sale of the shares.

In the case of Non-Qualified Stock Options which may be, and Deferred Compensation Stock Options which are intended to be, issued at an option exercise price which is substantially less than 100% of fair market value, the same rules should apply, unless the IRS takes the position that such "discount" options are subject to tax on the grant date or at the time they first become exercisable. In such event, the Company would be entitled to a corresponding federal income tax deduction at such time.

Stock Appreciation Rights. Upon the exercise of an SAR, the holder will recognize taxable ordinary income on the amount of cash received and/or the then current fair market value of the shares of Common Stock acquired and the Company will be entitled to a corresponding federal income tax deduction. The holder's basis in any shares of Common Stock acquired will be equal to the amount of ordinary income upon which he or she was taxed. Upon any subsequent disposition, any gain or loss realized will be a capital gain or loss.

Restricted Stock. Unless a participant makes the election described below, a participant receiving a Restricted Stock Award will not recognize income and the Company will not be allowed a deduction at the time such shares of Restricted Stock are granted. While the restrictions on the shares are in effect, a participant will recognize compensation income equal to the amount of any dividends received and the Company will be allowed a deduction in a like amount. When the restrictions on the shares are removed or lapse, the excess of fair market value of the shares on the date the restrictions are removed or lapse over the amount paid, if any, by the participant for the shares will be treated as ordinary compensation income to the participant and allowed as a deduction for federal income tax purposes to the Company. Upon disposition of the shares, any gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short term or long term depending upon the period of time the shares are held by the participant following the removal or lapse of the restrictions. However, by filing a Section 83(b) election with the IRS within 30 days after the date of grant, a participant's ordinary income and commencement of holding period and the Company's deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by the Company will be equal to the excess of the fair market value of the shares as of the date of grant over the amount paid, if any, by the participant for the shares. If such election is made and a participant thereafter forfeits his or her stock, no refund or deduction will be allowed for the amount previously included in such participant's income

Performance Equity, Performance Units and Restricted Units. A participant receiving any Performance Award or any Restricted Units will not recognize income, and the Company will not be allowed a deduction, at the time such Award is granted. When a participant receives payment in cash or shares of Common Stock, the amount of cash and the fair market value of the shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company.

Special Rules. To the extent an optionee pays all or part of the option price of a stock option by tendering shares of Common Stock owned by the optionee, the tax consequences described above apply except that the number of shares received upon such exercise which is equal to the number of shares surrendered in payment of the option price shall have the same basis and tax holding period as the shares surrendered. If the shares surrendered had previously been acquired upon the exercise of an Incentive Stock Option, the surrender of such shares may be a disqualifying disposition of such shares. The additional shares received upon such exercise have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise.

Withholding Taxes. Withholding taxes must be paid at the time of exercise of any Non-Qualified or Deferred Compensation Stock Option or SAR. Withholding taxes must be paid in respect of any Restricted Stock or Restricted Unit when the restrictions thereon lapse. In respect of all other Awards, withholding taxes must be paid whenever income to the Plan participant is recognized for tax purposes.

Future Awards and Additional Information. Except with respect to the automatic option grant provisions of the Plan applicable to non-employee directors, the future grant of Awards under the Plan will be made at the discretion of the Compensation Committee, and, accordingly, the specific amount and recipients of any such Awards are not determinable at this time. The numbers of shares of Common Stock subject to options granted under the Plan to certain persons or groups during fiscal 2000 are as follows: all current executive officers as a group were granted options to purchase an aggregate of 118,531 shares (for information concerning specific grants to the named executive officers, see "Officer Compensation and Other Information"); all current employees, other than executive officers, as a group were granted options to purchase an aggregate of 30,398 shares; and all non-employee directors as a group were granted options to purchase an aggregate of 9,000 shares. If the proposed amendments are approved, the Company anticipates that the non-employee directors and nominees will receive for fiscal 2001 in connection with their election at the Annual Meeting options to purchase an aggregate of 38,000 shares and grants of shares having a market value on the date of grant of $17,500, representing 50% of the annual retainers payable to the non-employee directors described elsewhere herein. Based on the closing sale price of the Common Stock on April 28, 2000 as reported by the American Stock Exchange, such grant of shares in lieu of fees would result in the issuance of an aggregate of 5,833 shares.
Provided that the shareholders approve the proposed amendment to the Plan, the increased number of shares will be available for any Awards authorized under the Plan. Except as described elsewhere in connection with the issuance of Non-Qualified Stock Options and Common Stock in lieu of fees to non-employee directors of the Company, the Compensation Committee has not considered or approved any future Awards under the Plan, and, as a result, the identity of future Award recipients and the size and term of future Awards are not known at this time.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE PLAN.

OFFICER COMPENSATION AND OTHER INFORMATION

Officers
The officers of the Company are as follows:

Name                                 Principal Position

Harold G. Powell                     Chairman Emeritus
Rebecca Powell Casey                 Chairman of the Board and Chief
                                     Executive Officer
H. Rainey Powell                     President and Chief Operating
                                     Officer
Kenneth C. Row                       Executive Vice President
Jodi L. Taylor                       Chief Financial Officer
Sheri L. Bennett                     Vice President and General
                                     Merchandise Manager
Curtis E. Elliott                    Vice President - Planning and
                                     Merchandise
Henry F. James                       Vice President - Outlet Division
Jeffrey T. Morrell                   Vice President - Human Resources

The officers of the Company are elected by the Board of Directors and serve at its discretion. The following is a brief description of the business background of each of the officers who are not also directors of the Company. For biographical information concerning Harold G.
Powell, Rebecca Powell Casey and H. Rainey Powell, see "Election of Directors - Nominees."

Kenneth C. Row was appointed Executive Vice President of the Company in 1992. Prior to that time and since 1988, Mr. Row was Vice President - Marketing of the Company. Mr. Row has been employed by the Company and its predecessors in various managerial positions since 1986. His primary responsibilities include store operations, marketing and store construction and design.

Jodi L. Taylor was appointed as Chief Financial Officer in March 1998. Prior to that time, she served as Chief Financial Officer, Secretary and Treasurer of Baby Superstore, Inc. In 1997, Baby Superstore was acquired by Toys "R" Us, Inc., and Ms.Taylor remained as an executive involved with the merger and transition until joining Harold's Stores, Inc. in 1998. Ms. Taylor is a CPA who worked for Deloitte Haskins and Sells (now Deloitte & Touche) for 2 1/2 years, before joining Baby Superstore in 1986.

Sheri L. Bennett has served as Vice President and General Merchandise Manager of the Company since October, 1999. Prior to that time, Ms.
Bennett was employed by Nordstrom's in various managerial capacities since 1980.

Curtis E. Elliott has served as Vice President - Planning and Merchandise since 1997. Prior to that time, he worked for Comshare Retail, Incorporated as Project Manager and Senior Retail Consultant before joining Charming Shoppes, Inc. as the Division Director of Planning for the Men's and Kids Division in 1995.

Henry F. James has served as Vice President - Outlet Division since 1999. Prior to that time, Mr. James was Vice President - Men's Division from 1997 to 1999 and Men's Merchandise Manager from 1996 to 1997. He was a sportswear buyer for the Company from 1992 to 1996.

Jeffrey T. Morrell has served as Vice President - Human Resources of the Company since 1996. Mr. Morrell served as Vice President - Stores from 1993 to 1996, and prior to that time was employed in various managerial capacities since 1990.



Executive Compensation
The following table sets forth information with respect to the chief executive officer and the other four most highly compensated executive officers of the Company as to whom the total annual salary and bonuses for fiscal 2000 exceeded $100,000 ("named executive officers").

                     Summary Compensation Table

                                Annual         Long-Term
                             Compensation     Compensation
    Name and      Fiscal                       Securities
    Principal     Year                         Underlying   All Other
    Position      Ended    Salary(1) Bonus(2)  Options (#) Compensation

Rebecca Powell     2000    $265,000        -      11,000      $2,775
Casey              1999     220,000  $55,000           -       2,250
Chairman of the    1998     220,000        -      10,500       2,462
Board
Chief Executive
Officer

H. Rainey Powell   2000    $206,000        -        9,000      $1,900
President, Chief   1999     180,000  $45,000            -       2,000
Operating          1998     160,000        -       10,500       2,375
Officer and
Secretary
Kenneth C. Row     2000    $193,000        -       49,000           -
Executive Vice     1999     165,000  $47,250(3)    40,000           -
President          1998     145,000    6,000(3)     5,775        $779

Jodi L. Taylor     2000    $176,000        -        8,000           -
Chief Financial    1999     148,000  $38,375       75,000        $740
Officer            1998           -        -            -           -

Curtis E. Elliott  2000    $133,000        -        7,000           -
Vice President-    1999     123,000  $31,200            -           -
Planning           1998      94,000   15,000        2,100           -
And Merchandise


(1)  Personal  benefits provided by the Company to  each  of  the  named executive officers do not exceed 10% of total annual salary and bonus reported for the named executive officer and are not included in this total.
(2) The bonus compensation earned is based upon the results of operations of the Company during the fiscal year.
(3) Includes bonus awards of Common Stock granted to the named executive officer pursuant to the Company's 1993 Performance and Equity Incentive Plan. The stock bonuses paid to Kenneth C. Row in fiscal 1998 and 1999 consisted of shares having a market value on the date of the award of $6,000 and $6,000, respectively.

Options Granted In Fiscal 2000

The following table provides information with respect to the named executive officers who received grants of options in fiscal 2000.
           Individual Options Granted In Last Fiscal Year (1)

                        Percent of
                          Total                                  Potential
            Number of    Options                             Realizable Value
            Securities   Granted                            at Assumed Annual
            Underlying to Employees                           Rates of Stock
             Options    in Fiscal   Exercise  Expiration    Price Appreciation
            Granted(#)  Year 2000    Price       Date       for Option Term (2)
                                                                 5%      10%
Rebecca P.
Casey         11,000         6.4%    $6.75  April 26, 2009    $46,695 $118,335
H. Rainey
Powell         9,000         5.3%     6.75  April 26, 2009     38,205   96,820
Kenneth C.     9,000         5.3%     6.75  April 26, 2009     38,205   96,820
Row           40,000        23.3%   4.0625  December 17, 2009 102,195  258,983
Jodi L.
Taylor         8,000         4.7%     6.75  April 26, 2009     33,960   86,062
Curtis E.
Elliott        7,000         4.1%     6.75  April 26, 2009     29,715   75,304

(1) All options granted to the named executive officers during fiscal 2000 are non-qualified, have a ten-year term, and become vested and exercisable in annual installments of 20% of the total number of shares covered by the option, beginning on the grant date.

(2) These amounts are calculated based on certain assumed rates of appreciation and annual compounding from the date of grant to the end of the option term. Actual gains, if any, are dependent on the future performance of the common stock and overall stock market condition. There can be no assurance that the amounts reflected in this table will be achieved.

Option Expenses and Year-End Option Values

The following table provides information with respect to the named executive officers concerning the exercise of options during fiscal 2000 and unexercised options held as of January 29, 2000.

            Option Exercises And Year-End Valuation Table


                                 Number of Securities       Value of
                                     Underlying          Unexercised In-
                                 Unexercised Options   The-Money Options at
             Shares Value at Fiscal Year End(#) Fiscal Year End ($) Aquired on Realized Exercis- Unexercis- Exercis- Unexercis-
Name       Exercise(#)   ($)       able       able        able      able
Rebecca P.
Casey           -         -       76,978     16,542        $  0        $  0
Harold G.
Powell          -         -       68,700      6,626           0           0
H. Rainey
Powell          -         -       61,287     13,881           0           0
Kenneth C.
Row             -         -       55,398     79,335           0           0
Jodi L.
Taylor          -         -       31,600     51,400           0           0
Curtis E.
Elliott         -         -        2,660      6,440           0           0

Employment Agreements
The Company has an employment agreement with Harold G. Powell, Chairman Emeritus of the Company, which continues until January 31, 2001.
Pursuant to this agreement, Mr. Powell is paid an annual salary of $125,000, deferred annual compensation of $25,000 and a performance bonus in an annual amount to be determined by the Compensation Committee after the results of operations covered by the employment contract have been calculated. Subject to certain terms, at the end of the agreement, Mr. Powell's employment will be converted to that of part-time consultant for a period of ten years at an annual salary of $50,000.

The Company also has employment agreements with Rebecca Powell Casey, the Chairman of the Board and Chief Executive Officer of the Company, and H. Rainey Powell, the President and Chief Operating Officer of the Company. These agreements were entered into effective as of the beginning of fiscal 1999, and amended May 1, 1999, and establish their base salaries as constant through the duration of the agreements, which terminate on January 31, 2003. Rebecca Powell Casey's agreement provides annual compensation of $220,000 plus an annual performance bonus. H. Rainey Powell's agreement provides for annual compensation of $180,000 plus an annual performance bonus. The base salaries of Ms. Casey and Mr. Powell were revised to be $300,000 and $220,000, respectively, on May 1, 1999. The annual performance bonus is determined by the Compensation Committee after the results of operations covered by the employment contract have been calculated. Neither of these contracts provide for deferred compensation or part-time consultant positions after the termination dates of such contracts. Base compensation may be adjusted by the Compensation Committee to ensure that it is consistent with peer group public companies within the apparel and accessories stores industry.

Compensation Committee Interlocks and Insider Participation
During fiscal 2000, the Compensation Committee of the Board of Directors was composed of three non-employee directors: Robert B. Cullum, Jr., Gary C. Rawlinson and William F. Weitzel. None of the members of the
Compensation Committee have ever been an officer of the Company or its subsidiaries. During fiscal 2000, none of the Company's executive officers served as a director or member of the compensation committee of another entity in which any member of the Company's Compensation Committee or any other director of the Company was an executive officer. Mr. Rawlinson is a shareholder-director of the law firm of Crowe & Dunlevy, a Professional Corporation, which firm serves as general counsel to the Company, and is not standing for re-election to the Board.


Compensation Committee Report on Executive Compensation
The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, including specific compensation levels for the Company's executive officers, and administers the Company's 1993 Performance and Equity Incentive Plan and other employee incentive plans. The components of the Company's executive officer compensation program and the basis on which fiscal 2000 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company, including the named executive officers, are discussed below.

The Compensation Committee generally believes that the total cash compensation of its executive officers should be similar to the total cash compensation of similarly situated executives of peer group public companies within the apparel and accessories stores industry. Further, a significant portion of the complete compensation package should be tied to the Company's success in achieving profit, cash flow, and Company growth.

A competitive base salary is considered vital to support the continuity of management. The Compensation Committee has established the base salaries of the Company's executive officers based in part on a survey of executive compensation paid by local and national retail companies. This survey was compiled for the Compensation Committee by the Wyatt Company and others in fiscal 1995 and has been updated based on data provided by the National Retail Federation. The Compensation Committee also considers the experience, capability and overall performance of each executive officer, as well as the competitive marketplace for executive talent in establishing base salaries.

As discussed elsewhere herein, the Company has employment agreements with three of its primary executive officers, Harold G. Powell, Rebecca Powell Casey and H. Rainey Powell. The base salary of the other named executive officers was established based primarily upon analysis of the surveys described above and the Company's historical profitability. The Company believes that the officers' cash bonuses should be tied to the Company's success in achieving near-term results. Cash bonuses are
based  on  a  bonus pool determined by the Compensation Committee.   The
Compensation Committee's primary goal is to tie bonus awards to the performance of the Company.

Due to the Company's poor performance during fiscal 2000, the Compensation Committee did not pay performance-based bonuses to executive officers. To assure that executives were retained, the base salaries of certain executive officers, including Chairman and Chief Executive Officer Rebecca P. Casey, were adjusted to keep them in line with comparable executives in the industry. These increases in base salary for executive officers ranged from approximately 8% to 36% of their base salary from the prior fiscal year. Aggregate bonuses to executive officers for fiscal 2000, 1999 and 1998 approximated 0%, 4% and 0%, respectively, of the Company's net earnings before taxes during each of such years.

The Compensation Committee intends to reward long-term strategic management practices and enhancement of shareholder value through the award of stock options and other stock based awards under the Company's 1993 Performance and Equity Incentive Plan. The objective of equity based compensation is to more closely align the interest of the executive officers with those of the shareholders. The ultimate value of the awards will depend on the continued success of the Company, thereby creating a continuing incentive for executive officers to perform long after the initial grant. During fiscal 2000, the Compensation Committee granted options to purchase 40,000 shares to Kenneth C. Row as indicated under "Officer Compensation and Other Information-Option Grants in Fiscal 2000". All other option grants reflected under "Officer Compensation and Other Information-Option Grants in Fiscal 2000" were issued in fiscal 2000 based on fiscal 1999 performance. The Compensation Committee believes that total executive compensation in future years will continue to include equity-based incentive compensation, such as stock options and stock bonuses.

We believe that the Company has an appropriate compensation structure, which properly rewards and motivates its executive officers to build stockholder value.

William F. Weitzel, Chairman
Robert B. Cullum, Jr.
Gary C. Rawlinson

Shareholder Return Performance Graph
The following graph presented in accordance with the requirements of the Securities and Exchange Commission shows the cumulative total stockholder return on the Company's Common Stock over the last five fiscal years as compared to the returns of the American Stock Exchange Market Value Index (the "Broad Market Index") and the MG Industry Group Index -Apparel and Accessories Stores ("the Industry Index"). The Industry Index includes The Gap, Inc., The Limited, Inc., Talbot's and other apparel and accessories stores.

The graph assumes an investment of $100 at the beginning of the five-year period on January 28, 1995, and that any dividends were invested.

                           Fiscal Year Ending
Company             1995      1996     1997      1998     1999      2000

Harold's          100.00    121.30   136.61     71.06    81.41     44.15
Stores Inc.
Industry Index    100.00    100.95   133.76    206.64   349.48    314.76
Broad Market      100.00    128.18   137.96    157.36   163.03    192.14

RELATED PARTY TRANSACTIONS
The Company leases its original Norman, Oklahoma store and certain related facilities from a corporation, the shareholders of which consist of Harold G. Powell and his spouse. The lease has a term of 12 years ending on April 30, 2008 and provides for annual rental equal to 4% of gross sales with no fixed minimum rental, plus utilities and property taxes. During fiscal 2000, the Company made aggregate rental payments of approximately $73,000, pursuant to the prior leases and the master lease.

The Company leases a 50,000 square foot building used primarily as a men's and ladies' buying office in Dallas, Texas (the "Dallas Buying Office II"), a 10,000 square foot building ("The Dallas Buying Office I") and an 85,000 square foot warehouse distribution center facility located in Norman, Oklahoma.

The lessor of the Dallas locations and the distribution center is a limited partnership whose partners include Rebecca Powell Casey, Michael
T.  Casey,  H.  Rainey  Powell and Lisa Powell Hunt,  all  of  whom  are stockholders and directors of the Company, except in the case of Ms. Hunt who is a stockholder and not a director of the Company. The term of the Dallas Buying Office I lease expires March 2012, with annual rent payments of $158,000 plus insurance, utilities and property taxes until April 2000, at which time the annual rent will be $180,000, plus insurance utilities and property taxes, increasing $2,500 each year thereafter until expiration of the lease. The Company relocated its office space during fiscal 1999 to a new facility owned by the same limited partnership. This former facility has been sublet by the Company under favorable terms.

The term of the Dallas Buying Office II lease expires September 2010 with annual rent payments of $453,204 plus insurance and property taxes until August 2001 at which time the annual rent will be $478,382, plus insurance, utilities and property taxes until August 2004 at which time the annual rent will be $503,560, plus insurance, utilities and property taxes until August 2007 at which time annual rent will be $528,728, plus insurance, utilities and property taxes until expiration of the lease.

The term of the distribution center lease expires in June 2012, with annual rental payments of $338,438 plus insurance, utilities and property taxes until July 2001, at which time the annual rent will increase annually on a fixed scale up to a maximum of $419,951 during the final year of the lease.

Michael T. Casey, a director of the Company, provided real estate consulting services to the Company during fiscal 2000 for which he was paid $70,000. Consulting services included the evaluation of prospective new retail store locations and lease negotiations.

Gary C. Rawlinson is a shareholder-director of the law firm of Crowe & Dunlevy, A Professional Corporation, which firm serves as general counsel to the Company. Mr. Rawlinson is not standing for re-election to the Board.

VOTING
The election of each director at the Annual Meeting will be by plurality vote. The affirmative vote of the holders of a majority of the shares of Common Stock which are present in person or represented by proxy at the Annual Meeting is required to approve the amendments to the 1993 Performance and Equity Incentive Plan. Any other matters properly brought before the Annual Meeting will be decided by a majority of the votes cast on the matter, unless otherwise required by law.

The office of the Company's Secretary appoints an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the Annual Meeting. Neither the corporate law of the State of Oklahoma, the state in which the Company is incorporated, nor the
Company's Certificate of Incorporation or Bylaws, has any specific provisions regarding the treatment of abstentions and broker non-votes. It is the Company's policy to count abstentions or broker non-votes for the purpose of determining the presence of a quorum at the meeting. Abstentions will be treated as shares represented at the Annual Meeting for determining results on actions requiring a majority vote but will not be considered in determining results of plurality votes. Shares represented by proxies returned by brokers where the broker's discretionary authority is limited by stock exchange rules will be treated as represented at the Annual Meeting only as to such matter or matters voted on in the proxy. Shares represented by limited proxies will be treated as represented at the meeting only as to such matter or matters for which authority is granted in the limited proxy.

Because directors are elected by a plurality vote rather than a majority of the shares entitled to vote or a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies marked "withhold authority" with respect to any one or more nominees will not affect the outcome of the nominee's election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors. However, because shares represented by proxies which are marked "abstain" with regard to the proposal to approve the amendments to the 1993 Performance and Equity Incentive Plan will be counted for the purpose of determining the number of shares represented by proxy at the Annual Meeting, such proxies marked "abstain" will have the same effect as if the shares represented thereby were voted against the proposal.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
The Board of Directors, as recommended by the Audit Committee, has selected Arthur Andersen LLP to serve as the Company's independent certified public accountants for the fiscal year ending February 3, 2001. Arthur Andersen LLP has been the auditor of the Company's financial Statements since 1999. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

In September 1999, the Company dismissed KPMG LLP as its independent public accountants and subsequently retained Arthur Andersen LLP as its new independent public accountants. The Audit Committee recommended such change in independent public accountants. During the two preceding fiscal years and the interim period through September 1999, there were no disagreements with KPMG LLP on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement, if not resolved to the satisfaction of KPMG LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. In addition, during such period, there were no "reportable events" with KPMG LLP as described in Item 304 (a) (1) (v) of Regulation S-K. KPMG LLP's report on the financial statements of the Company for the two fiscal years prior to September 1999 contain unqualified opinions. During the two preceding calendar years and through September 1999, the Company did not consult Arthur Andersen LLP on either the application of accounting principles to a completed or proposed specific transaction, or on the type of audit opinion that might be rendered on the Company's financial statements.

PROPOSALS OF SHAREHOLDERS
The Board of Directors will consider proposals of shareholders intended to be presented for action at annual meetings of shareholders. According to the rules of the Securities and Exchange Commission, such proposals shall be included in the Company's Proxy Statement if they are received in a timely manner and if certain requirements are met. For a shareholder proposal to be included in the Company's Proxy Statement relating to the 2001 Annual Meeting of Shareholders, a written proposal complying with the requirements established by the Securities and Exchange Commission, including Rule 14a-8 under the Securities Exchange Act of 1934, must be received no later than January 13, 2001. In addition, shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the 2001 Annual Meeting of Shareholders is March 24, 2001. As to all such matters of which the Company does not have notice as of March 24, 2001, discretionary authority to vote on such matters will be granted to the persons designated in the proxies solicited by the Company relating to the 2001 Annual Meeting. All shareholder proposals should be delivered to the Company's principal executive offices located at 765 Asp, Norman, Oklahoma 73069.

OTHER MATTERS
The Company does not know of any matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the Annual Meeting, it is intended that the proxy solicited hereby will be voted in accordance with the recommendation of the Board of Directors.

Copies of the Annual Report of Harold's Stores, Inc. to the Securities and Exchange Commission on Form 10-K may be obtained, without charge to shareholders, by writing Harold's Stores, Inc., Shareholder Relations, Post Office Drawer 2970, Norman, Oklahoma 73070-2970.



























PROXY
HAROLD'S STORES, INC.
765 Asp Avenue, Norman, Oklahoma   73069
PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HAROLD'S STORES, INC.
The undersigned hereby appoints H. Rainey Powell and Jodi L. Taylor, or any one of them, each with the power to appoint his or her substitute, as proxies, and hereby appoints and authorizes them to represent and vote as designated below, all the shares of Common Stock, held of record by the undersigned on April 28, 2000, at the Annual Meeting of Shareholders of Harold's Stores, Inc. (the "Company") to be held at the Harold's Buying Office, 5919 Maple Avenue, Dallas, Texas, at 11:00 a.m. on Friday, June 22, 2000, and at any adjournment thereof.

1.   ELECTION OF DIRECTORS
________FOR all nominees listed below
_____WITHHOLD AUTHORITY
(except for the nominee(s) lined out below) to vote for all nominees below

Harold G. Powell, Rebecca Powell Casey, H. Rainey Powell, Robert L.
Anderson,
Michael T. Casey, Robert B. Cullum, Jr., Margaret A. Gilliam, W. Howard Lester, Leonard M. Snyder, William F. Weitzel

2.   ________FOR              _______AGAINST           ______ABSTAIN
Proposal to amend the 1993 Performance and Equity Plan.

3.    In their discretion, the Proxies are authorized to vote upon  such
other  business  as  may  properly  come  before  the  meeting  or   any
adjournment thereof.



IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

                              Please sign exactly as name appears below. When shares are held as joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full titles as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person. If a Limited Liability Company please sign name by authorized person.

                              Date:__________________________, 2000
                              ___________________________Signature
                              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.










          APPENDIX TO PROXY STATEMENT OF HAROLD'S STORES, INC.
           CONTAINING SUPPLEMENTAL INFORMATION REQUIRED TO BE
           PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION

      The following is information required to be provided to the Securities and Exchange Commission in connection with the Definitive Proxy Materials of Harold's Stores, Inc. (the "Company") in connection with the 2000 Annual Meeting of Shareholders of the Company. This information is not deemed to be a part of the Proxy Statement and will not be provided to shareholders in connection with the Proxy Statement.

1. The Company anticipates that the Definitive Proxy Materials will be mailed to the shareholders on or about May 12, 2000.

2.    The  following information is provided pursuant to Instruction  5,
Item 10 of Schedule 14A: The shares of Common Stock issuable by the Company pursuant to the Company's 1993 Performance and Equity Incentive Plan (the "Plan") are covered by the Company's Registration Statements on Form S-8 (File Nos. 33-68604 and 33-63773). In connection with the increase in the number of shares authorized for issuance pursuant to the Plan discussed in the Proxy Statement, the Company intends to file an additional Registration Statement on Form S-8 to register such increased number of shares.

3. The complete text of the Plan is set forth below as required by Instruction 3, Item 9 of Schedule 14A.

                              AMENDMENT TO
               1993 PERFORMANCE AND EQUITY INCENTIVE PLAN
                                   OF
                          HAROLD'S STORES, INC.

      Pursuant to resolutions adopted by the Board of Directors of Harold's Stores, Inc. (the "Company") on January 26, 2000 and April 28, 2000, and as permitted by Section 17 of the Corporation's 1993
Performance and Equity Incentive Plan (the "Plan") relating to amendments to the Plan, the Plan is amended as follows:

      1. The last sentence of Section 1 of the Plan is hereby amended to read in its entirety as follows:

     "In addition, the Plan is intended to secure, retain, motivate and reward Nonemployee Directors of Company through the grant of Stock Options and shares of Common Stock to Nonemployee Directors."

      2. Section 2(n) of the Plan is hereby amended to read in its entirety as follows:

     "Participant" means an employee of Company or a Subsidiary who is granted an Award under the Plan, or a Nonemployee Director who is granted a Stock Option or shares of Common Stock pursuant to Section 6(h) of the Plan.

      3. The first paragraph of Section 4(b) of the Plan is hereby amended to read in its entirety as follows:

          "(b) Shares of Common Stock Subject to Plan. The maximum number of shares of Common Stock in respect of which Awards may be granted under the Plan, subject to adjustment as provided in Section 15 of the Plan, is 3,000,000."

      4. The last sentence of Section 5 of the Plan is hereby amended to read in its entirety as follows:

     "In addition, all Nonemployee Directors of Company shall be eligible for grant of Stock Options and shares of Common Stock under the Plan in accordance solely with the provision of
     Section 6(h) hereof."

      5. Section 6(h) of the Plan is hereby amended to read in its entirety as follows:

            "(h) Nonemployee Director Awards. Notwithstanding anything elsewhere in the Plan to the contrary, each Nonemployee Director shall be eligible for grants of Stock Options and shares of Common Stock under the Plan solely in accordance with this provision. The following subparagraphs of this paragraph shall apply to the granting of Stock Options to Nonemployee Directors ("Nonemployee Director Options") and the granting of shares of Common Stock to Nonemployee
     Directors:

                 (i) Grant of Options. Each incumbent Nonemployee Director shall receive, while serving as a director, stock option grants to purchase 2,000 shares of Common Stock immediately following each annual meeting of shareholders at which such incumbent Nonemployee Director is re-elected to the Board. Any new Nonemployee Director shall receive a stock option grant to purchase 10,000 shares of Common Stock upon his or her initial election to the Board and, while continuing to serve as a director, shall receive stock option grants to purchase 2,000 shares of Common Stock immediately following each subsequent annual meeting of shareholders at which such Nonemployee Director is re-elected to the Board. All Stock Options granted to the Nonemployee Directors shall constitute Non-Qualified Stock Options.

                (ii) Exercise Price. The purchase price for each share placed under a Stock Option for a Nonemployee Director shall be equal to 100% of the Fair Market Value of such share on the date the Stock Option is granted.

                (iii) Vesting and Term. Each Nonemployee Director Option shall become vested and exercisable in full on the date six months after the date of grant. The term of each Stock Option granted to a Nonemployee Director shall be ten (10) years from the date of grant, subject to earlier termination in accordance with this subparagraph (iii) below. Options may be exercised solely by the Nonemployee Director during his lifetime, or in the event of his legal incapacity, by his legal representative, or after his death, by the person or persons entitled thereto under his will or the laws of descent and distribution. In the event of the death of a Nonemployee Director while a member of the Board, any unvested portion of the Stock Option as of the date of death shall be vested as of the date of death, and the option shall be exercisable in full by the heirs or other legal representatives of the Nonemployee Director within twelve months following the date of death. In the event of termination of a Nonemployee Director as a member of the Board for any reason other than death or removal from the Board for cause in accordance with applicable law and the Certificate of Incorporation and By-laws of Company, such option shall be exercisable by the Nonemployee Director or his legal representative within three months of the date of termination as to all then vested portions. If a Nonemployee Director is removed from the Board for cause, the Stock Option shall terminate as of the effective date of removal for cause and the optionee shall have no further rights to exercise any portion of the Stock Option. Notwithstanding the foregoing provisions of this subparagraph (iii), in no event may a Stock Option be exercised more than ten years after the date of grant.

                (iv) Method of Exercise.  Nonemployee Director
          Options  may be exercised in the manner provided  in
          paragraph   (e)  of  this  Section  6  ("Method   of
          Exercise").

                 (v) Other Provisions. All Nonemployee Director Options shall be subject to the other provisions of the Plan that are not inconsistent with the provisions of this paragraph (h); provided, however, that the Committee shall not have discretionary authority, as otherwise provided by the provisions of this Plan, to make any determination that would alter the effects of a provision of the Plan as to a Nonemployee Director Option.

                (vi) Grants of Common Stock in Lieu of Fees. NonemployeeDirectors of the Company shall be eligible to receive Awards under the Plan consisting of shares of Common Stock in lieu or replacement of any retainer fees, meeting attendance fees or other fees to which any Nonemployee Director may be entitled under the Nonemployee Director compensation policies of the Company as in effect from time to time. Such Awards of Common Stock shall be subject to such restrictions, if any, and shall be effected upon such terms as the Board or Committee shall determine."

      6. All other terms and conditions of the Plan shall remain in full force and effect.

      7. The foregoing amendments shall be subject to approval by the shareholders of the Company at the 2000 Annual Meeting of Shareholders. If such approval is not obtained, this amendment shall be void and of no force or effect.

                          HAROLD'S STORES, INC.

               1993 PERFORMANCE AND EQUITY INCENTIVE PLAN


           1. Purpose. The purpose of the 1993 Performance and Equity Incentive Plan (herein referred to as the "Plan") is to promote and advance the interest of Harold's Stores, Inc. (the "Company") and its shareholders by enabling the Company to attract, retain and reward managerial and other key employees and to strengthen the mutuality of interests between such employees and the Company's shareholders. The Plan is designed to meet this intent by offering performance-based stock and cash incentives and other equity-based incentive awards thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company. In addition, the Plan is intended to secure, retain, motivate and reward Nonemployee Directors of Company through the grant of Stock Options to Nonemployee Directors.

           2. Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

                (a) "Award" or "Awards" means an award or grant made to a Participant under Sections 6 through 10, inclusive, of the Plan.

               (b)  "Board" means the Board of Directors of the Company.

                (c) "Code" means the Internal Revenue Code of 1986, as in effect from time to time or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

                (d) "Committee" means the Committee of the Board constituted as provided in Section 3 of the Plan.

                (e) "Common Stock" means the Common Stock, par value $0.01 per share, of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

                (f) "Company" means Harold's Stores, Inc., an Oklahoma corporation, or any successor corporation.

               (g) "Deferred Compensation Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is specifically designated as such.

                (h) "Disability" means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's long-term disability plan.

                (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

                (j)  "Fair Market Value" means, if the shares are traded
     on a national securities exchange, the closing price of the shares on such national securities exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National Quotation Bureau, Inc. or other national quotation service. If the principal market for the shares is the over-the-counter market, Fair Market Value means the closing "asked" price of the shares in the over-the-counter market on the date on which such value is to be determined or, if such asked price is not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service. If at any time shares of Common Stock are not traded on an exchange or in the over-the-counter market, Fair Market Value shall be the value determined by the Committee, taking into consideration those factors affecting or reflecting value which they deem appropriate. For purposes of determining the exercise price of an Incentive Stock Option, Fair Market Value shall not under any circumstances exceed the amount contemplated by
     Section 422(b)(4) of the Code.

                (k) "Incentive Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

                (l) "Nonemployee Director" means each person who is a member of the Board of Directors of Company but who is not an employee of Company or a Subsidiary.

                (m) "Non-Qualified Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

                (n) "Participant" means an employee of Company or a Subsidiary who is granted an Award under the Plan, or a Nonemployee Director who is granted a Stock Option pursuant to Section 6(h) of the Plan.

                (o) "Performance Award" means an Award granted pursuant to the provisions of Section 9 of the Plan the vesting of which is contingent on performance attainment.

                (p) "Performance Equity Grant" means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 9 of the Plan.

                (q) "Performance Unit Grant" means an Award of monetary units granted pursuant to the provisions of Section 9 of the Plan.

                (r) "Plan" means this 1993 Performance and Equity Incentive Plan of the Company, as set forth herein and as it may be hereafter amended and from time to time in effect.

                (s) "Restricted Award" means an Award granted pursuant to the provisions of Section 8 of the Plan.

               (t) "Restricted Stock Grant" means an Award of shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

                (u) "Restricted Unit Grant" means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

               (v) "Retirement" means retirement from active employment with the Company and its Subsidiaries on or after the normal retirement date specified in the Company's retirement plan for salaried employees or such earlier retirement date as approved by the Committee for purposes of this Plan.

               (w) "Stock Appreciation Right" means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Section 7 of the Plan.

                (x) "Stock Option" means an Award to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

                (y) "Subsidiary" means any corporation or entity in which the Company directly or indirectly controls 50% or more of the total voting power of all classes of its stock having voting power.

          3.   Administration.

                (a) The Plan shall be administered by the Committee to be appointed from time to time by the Board. Members of the Committee shall serve at the pleasure of the Board and the Board may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by a majority of the members of the Committee then serving shall be fully effective as if the action had been taken by unanimous vote at a meeting duly called and held.

                 (b)   The  Committee  is  authorized  to  construe  and
     interpret the Plan to promulgate, amend and rescind rules and regulations relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan. The Committee's powers include, but are not limited to, modifications, procedures and subplans as are necessary to comply with provisions of federal and state securities laws, including, but not limited to, provisions of federal securities laws applicable to executive officers who receive Awards under the Plan. The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee. Notwithstanding this paragraph (b), and solely to the extent necessary to satisfy the requirements of Rule 16b-3 under the Exchange Act, the Committee shall have no discretionary authority with respect to the eligibility, amount, price or timing of any Stock Options granted under the Plan to a Nonemployee Director of Company.

          4.   Plan Duration; Common Stock Subject to Plan.

                (a)   Term.   The Plan shall terminate on  November  30,
     2002, except with respect to Awards then outstanding.

               (b) Shares of Common Stock Subject to Plan. The maximum number of shares of Common Stock in respect of which Awards may be granted under the Plan, subject to adjustment as provided in
     Section 15 of the Plan, is 1,000,000.

                 If any Awards are forfeited, terminated, expire unexercised, settled in cash in lieu of stock or exchanged for other Awards, the shares of Common Stock which were theretofor subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of such Awards. Further, any shares of Common Stock which are used as full or partial payment to the Company by a Participant of the purchase price of shares of Common Stock upon exercise of a Stock Option shall again be available for Awards under the Plan, as shall any shares covered by Stock Appreciation Rights which are not issued as payment upon exercise.

                Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares of Common Stock shall be issued under the Plan.

           5. Eligibility. Persons eligible for Awards under the Plan shall consist of managerial and other key employees of the Company and/or its Subsidiaries who hold positions of significant responsibilities or whose performance or potential contribution, in the sole judgment of the Committee, will benefit the future success of the Company. In addition, all Nonemployee Directors of Company shall be eligible for Stock Options under the Plan in accordance solely with the provision of Section 6(h) hereof.

           6. Stock Options. Stock Options granted under the Plan may be in the form of Incentive Stock Options, Non-Qualified Stock Options, Deferred Compensation Stock Options, Nonemployee Director Options and such Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

                (a) Grant. Stock Options may be granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and in such form as the Committee may from time to time approve. Stock Options may be granted alone, in addition to or in tandem with other Awards under the Plan.

                (b) Stock Option Price. The option exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option.

               (c) Option Term. The term of each Stock Option shall be fixed by the Committee; except that the term of Incentive Stock Options shall not exceed ten (10) years after the date the Incentive Stock Option is granted.

               (d) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant. Except as provided in Section 13 of this Plan, no Stock Option may be exercised unless the holder thereof is at the time of such exercise in the employ of the Company or a Subsidiary and has been continuously so employed since the date such Stock Option was granted.

                 (e) Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or, if acceptable to the Committee in its sole discretion, in shares of Common Stock already owned by the Participant, or by surrendering outstanding Awards denominated in stock or stock units. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares.

                (f)   Special  Rules for Incentive Stock Options.   With
     respect to Incentive Stock Options granted under the Plan, the following additional provisions shall apply:

                  (i) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code;

                 (ii) If at the time an Incentive Stock Option is granted, the Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Company, then the terms of the Incentive Stock Option shall specify that the exercise price shall be at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and such Incentive Stock Option shall not be exercisable after the expiration of five
          (5) years from the date granted; and

               (iii) The Committee shall include any other terms and conditions as may be required in order that the Incentive Stock Options qualify under Section 422 of the Code or successor provision.

                (g) Deferred Compensation Stock Options. Deferred Compensation Stock Options are intended to provide a means by which compensation payments can be deferred to future dates. The number of shares of Common Stock subject to a Deferred Compensation Stock Option shall be determined by the Committee, in its sole discretion, in accordance with the following formula:

     Amount of Compensation to be Deferred =      Number of
     (Fair Market Value - Exercise Price)    Optioned Shares

     Amounts of compensation deferred may include amounts earned under Awards granted under the Plan or under any other compensation plan, program or arrangement of the Company as permitted by the Committee.

                Deferred Compensation Stock Options will be granted only if the Committee has reasonably determined that a recipient of such an option will not be deemed at the date of grant to be in receipt of the amount of income being deferred for purposes of the Code.

                 (h) Nonemployee Director Options. Notwithstanding anything elsewhere in the Plan to the contrary, each Nonemployee Director shall be eligible for grants of Stock Options under the Plan solely in accordance with this provision. The following subparagraphs of this paragraph shall apply to the granting of Stock Options to Nonemployee Directors ("Nonemployee Director Options"):

                  (i) Grant of Options. Each individual who is a Nonemployee Director on the date of the 1995 annual meeting of shareholders of Company shall receive an initial option grant to purchase 4,500 shares of the Common Stock of Company immediately following such meeting. Each individual who becomes a Nonemployee Director subsequent to the 1995 annual meeting of shareholders of Company shall receive an initial option grant to purchase 4,500 shares of the Common Stock immediately following the date of his election to the Board. Each Nonemployee Director also shall receive subsequent grants of stock options to purchase 1,500 shares of the Common Stock immediately following each annual meeting of shareholders of
          Company at which such Nonemployee Director is re-elected to the Board. All Stock Options granted to the Nonemployee Directors shall constitute Non-Qualified Stock Options.

                 (ii) Exercise Price. The purchase price for each share placed under a Stock Option for a Nonemployee Director shall be equal to 100% of the Fair Market Value of such share on the date the Stock Option is granted.

                (iii) Vesting and Term. Each Nonemployee Director Option shall become vested and exercisable in full on the date six months after the date of grant. The term of each Stock Option granted to a Nonemployee Director shall be ten (10) years from the date of grant, subject to earlier termination in accordance with this subparagraph (iii) below. Options may be exercised solely by the Nonemployee Director during his lifetime, or in the event of his legal incapacity, by his legal representative, or after his death, by the person or persons entitled thereto under his will or the laws of descent and distribution. In the event of the death of a Nonemployee Director while a member of the Board, any unvested portion of the Stock Option as of the date of death shall be vested as of the date of death, and the option shall be exercisable in full by the heirs or other legal representatives of the Nonemployee Director within twelve months following the date of death. In the event of termination of a Nonemployee Director as a member of the Board for any reason other than death or removal from the Board for cause in accordance with applicable law and the Certificate of Incorporation and By-laws of Company, such option shall be exercisable by the Nonemployee Director or his legal representative within three months of the date of termination as to all then vested portions. If a Nonemployee Director is removed from the Board for cause, the Stock Option shall terminate as of the effective date of removal for cause and the optionee shall have no further rights to exercise any portion of the Stock Option. Notwithstanding the foregoing provisions of this subparagraph (iii), in no event may a Stock Option be exercised more than ten years after the date of grant.

                 (iv)      Method  of  Exercise.   Nonemployee  Director
          Options  may be exercised in the manner provided in  paragraph
          (e) of this Section 6 ("Method of Exercise").

                  (v) Other Provisions. All Nonemployee Director Options shall be subject to the other provisions of the Plan that are not inconsistent with the provisions of this paragraph (h); provided, however, that the Committee shall not have discretionary authority, as otherwise provided by the provisions of this Plan, to make any determination that would alter the effects of a provision of the Plan as to a Nonemployee Director Option.

            7. Stock Appreciation Rights. The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable:

                (a) Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to (or if the Committee shall determine at the time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, or such other price as set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

               (b) Grant. A Stock Appreciation Right may be granted in tandem with, in addition to or completely independent of a Stock Option or any other Award under the Plan.

                 (c)   Exercise.  A  Stock  Appreciation  Right  may  be
     exercised   by   a   Participant  in  accordance  with   procedures
     established by the Committee.

                (d) Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in shares of Common Stock, a Deferred Compensation Stock Option or any combination thereof, as the Committee shall determine; provided, however, that any Stock Appreciation Right exercised upon or subsequent to the occurrence of a Change in Control (as defined in Section 16 hereof) shall be paid in cash.

           8. Restricted Awards. Restricted Awards granted under the Plan may be in the form of either Restricted Stock Grants or Restricted Unit Grants. Restricted Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

                (a) Restricted Stock Grants. A Restricted Stock Grant is an Award of shares of Common Stock transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and the requirement that the Participant forfeit such shares back to the Company upon termination of employment for specified reasons within a specified period of time.

                (b) Restricted Unit Grants. A Restricted Unit Grant is an Award of units (with each unit having a value equivalent to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units upon termination of employment for specified reasons within a specified period of time.

                (c) Grants of Awards. Restricted Awards may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve. Restricted Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Restricted Award made to any Participant. Each Participant receiving a Restricted Stock Grant shall be issued a stock certificate in respect of such shares of Common Stock. Such certificate shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, and shall be held in custody by the Company until the restrictions thereon shall have lapsed.

               (d) Restriction Period. Restricted Awards shall provide that in order for a Participant to vest in such Awards, the Participant must remain in the employment of the Company or its Subsidiaries, subject to relief for specified reasons, for such time period commencing on the date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award ("Restriction Period"). During the Restriction period, a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of shares of Common Stock received under a Restricted Stock Grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments) the Participant shall be entitled to receive his or her Restricted Award or portion thereof, as the case may be.

                (e) Payment of Awards. A Participant shall be entitled to receive payment for a Restricted Unit Grant (or portion thereof) in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award upon expiration of the
     applicable  Restriction  Period.   Payment  in  settlement   of   a
     Restricted Unit Grant shall be made as soon as practicable following the conclusion of the respective Restriction Period in cash, in shares of Common Stock equal to the number of units granted under the Restricted Unit Grant with respect to which such payment is made, a Deferred Compensation Stock Option or in any combination thereof, as the Committee in its sole discretion shall determine.

                With respect to a Restricted Stock Grant, the Committee may also, in its discretion, permit a Participant to elect to receive, in lieu of shares of unrestricted stock at the conclusion of a Restriction Period, a cash payment equal to the Fair Market Value of the Restricted Stock vesting on the date the restrictions lapse.

                (f) Rights as a Shareholder. A Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Grant, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to the shares covered by a Restricted Stock Grant shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Grant with respect to which such dividends are issued.

          9. Performance Awards. Performance Awards granted under the Plan may be in the form of either Performance Equity Grants or Performance Unit Grants. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

                (a) Performance Equity Grants. A Performance Equity Grant is an Award of units (with each unit equivalent in value to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units or a portion of such units in the event certain performance criteria are not met within a designated period of time.

                (b) Performance Unit Grants. A Performance Unit Grant is an Award of units (with each unit representing such monetary amount as designated by the Committee) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units or a portion of such units in the event certain performance criteria are not met within a designated period of time.

               (c) Grants of Awards. Performance Awards may be granted under the Plan in such form as the Committee may from time to time approve. Performance Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Award made to any Participant.

                 (d) Performance Goals and Performance Periods. Performance Awards shall provide that in order for a Participant to vest in such Awards the Company and/or the individual Participant, or his or her division or unit, must achieve certain performance goals ("Performance Goals") over a designated performance period ("Performance Period"). The Performance Goals and Performance Period shall be established by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period before, or as soon as practicable after, the commencement of the Performance Period. The Committee shall also establish a schedule or schedules for such Performance Period setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement of the Performance Goals actually achieved or exceeded. In setting Performance Goals, the Committee may use such measures of performance in such manner as it deems appropriate, such as, for example, return on equity, earnings growth, revenue growth, comparisons to peer companies or prior period performance of the Participant or his or her division or unit. During the Performance Period, the Committee shall have the authority to adjust upward or downward the Performance Goals in such manner as it deems appropriate.

                (e) Payment of Awards. In the case of a Performance Equity Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award at the time such Award is vested or otherwise required to be settled in accordance with its terms. In the case of a Performance Unit Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the dollar value of each unit times the number of units earned. Payment in settlement of a Performance Award shall be made as soon as practicable following the conclusion of the respective Performance Period in cash, in shares of Common Stock, a Deferred Compensation Stock Option or in any combination thereof, as the Committee in its sole discretion shall determine.

          10.  Other Stock-Based and Combination Awards.

                (a) The Committee may grant other Awards under the Plan pursuant to which Common Stock is or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Grants may be granted either alone, in addition to or in tandem with any other type of Award Granted under the Plan.

                (b) The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

               (c) Subject to the provisions of the Plan, the Committee shall have authority to determine the individuals to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted or covered pursuant to such Awards, and any and all other conditions and/or terms of the Awards.

            11. Deferral Elections. The Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the earn out or exercise of an Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including, but not limited to, the possible (a) payment or crediting of reasonable interest on such deferred amounts credited in cash, (b) the payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock, and (c) granting of Deferred Compensation Stock Options.

           12. Dividend Equivalents. Awards of Stock Options, Stock Appreciation Rights, Restricted Unit Grants, Performance Equity Grants, and other stock-based Awards may, in the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary.

           13. Termination of Employment. The terms and conditions under which an Award may be exercised after a Participant's termination of employment shall be determined by the Committee.

           In the case of an Incentive Stock Option, such Award shall expire no later than the date three months after the termination of the Participant's employment for any reason other than death or Disability. In the event of termination of the Participant's employment by reason of death or Disability, the Incentive Stock Option shall expire on the earlier of the expiration of (i) the date specified in the Award which in no event shall be later than 12 months after the date of such termination, or (ii) the term specified in Section 6(c) of this Plan.

           Notwithstanding any other provision to the contrary, in the event a Participant's employment with the Company or a Subsidiary terminates for any reason within six (6) months of the date of grant of any Award held by the Participant, such Award shall expire as of the date of such termination of employment and the Participant and the Participant's legal representative or beneficiary shall forfeit any and all rights pertaining to such Award.

           14. Non-transferability of Awards. No Award under the Plan, and no rights or interests therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by, and payments in settlement of Awards will be payable only to, the Participant or his legal representative.

          15.  Adjustments Upon Changes in Capitalization, Etc.

                (a) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

                (b) In the event of any change in capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, the maximum number of shares of Common Stock which may be sold or awarded to any Participant, the number of shares of Common Stock covered by each outstanding Award, and the price per share in respect of outstanding Awards.

                (c) The Committee may also make such adjustments in the number of shares covered by, and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders. In the event that another corporation or business entity is being acquired by the Company, and the Company agrees to assume outstanding employee stock options and/or stock appreciation rights and/or the obligation to make future grants of options or rights to employees of the acquired entity, the aggregate number of shares of Common Stock available for Awards under Section 4 of the Plan may be increased accordingly.

          16.  Change in Control.

                (a) In the event of a Change in Control (as defined below) of the Company, and except as the Board may expressly provide otherwise, (i) all Stock Options and Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable,
     (ii) all restrictions and conditions of all Restricted Stock Grants and Restricted Unit Grants then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all Performance Equity Grants and Performance Unit Grants shall be deemed to have been fully earned as of the date of the Change in Control.

                (b) A "Change in Control" of the Company shall have occurred if any Acquiring Person (other than the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary, or any person or entity organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such plans), alone or together with its Affiliates and Associates, shall become the beneficial owner of thirty-five percent (35%) or more of the shares of Common Stock then outstanding (except pursuant to an offer for all outstanding shares of the Company's Common Stock at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its shareholders, (other than the Acquiring Person or any Affiliate or Associate thereof on whose behalf the offer is being made)), and the Continuing Directors no longer constitute a majority of the Board.

               (c) "Acquiring Person" means any person (any individual, firm, corporation or other entity) who or which, together with all Affiliates and Associates, shall be the beneficial owner of a substantial block of the Company's Common Stock; provided, however, that Acquiring Person shall not mean Harold G. Powell or any Affiliate, Associate, spouse, or lineal descendant of Harold G. Powell, including an adopted child of a lineal descendant.

                 (d)    "Affiliate"  and  "Associate"  shall  have   the
     respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                (e) "Continuing Director" means (i) any individual who is a member of the Board, while such individual is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and was a member of the Board prior to the occurrence of the Change in Control date, or (ii) any successor of a Continuing Director, while such successor is a member of the Board, and who is not an Acquiring Person, or an Affiliate or Associate, and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

           17. Amendment and Termination. The Board may at any time at its sole discretion submit the Plan for the approval of the shareholders of the Company, terminate the Plan, or amend it from time to time in such respects as the Board may deem advisable, including, without limitation, amendments to the Plan to bring the Plan into compliance with, to take advantage of exemptions or special treatment afforded under or to take into account changes in applicable securities, federal income tax laws and other applicable laws. To the extent permitted by applicable law, the Board's ability to effect such amendments or modifications to the Plan shall expressly extend to and include corresponding amendments or modifications to the terms of existing Awards.

           Notwithstanding the foregoing, solely to the extent necessary to satisfy the requirements of Rule 16b-3 under the Exchange Act, the Board may not act more than once every six (6) months to amend the provisions of the Plan relating to the eligibility, amount, price or timing of grants of Stock Options to Nonemployee Directors.

          18. Loans for Exercise of Options. The Committee may, in its discretion, allow Participants to execute notes payable to the Company in full or partial payment for the shares of Common Stock acquired in connection with the exercise of Stock Options granted under the Plan. In no event, however, may such loan exceed the amounts allowable to be loaned by the Company to such individual for the purposes stated hereunder as provided by any regulation of the United States Treasury or other State or Federal statute. The terms of any such loan, including the interest rate, security and repayment terms, will be subject to the
discretion                of               the                Committee.

          19.  Miscellaneous.

                (a) Tax Withholding. The Company shall have the right to deduct from any settlement, including the delivery or vesting of shares, made under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligation for the payment of such taxes. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

               (b) No Right to Employment. Neither the adoption of the Plan nor the granting of any Award shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

                (c) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

                (d) Payments to Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

                (e) Annulment of Awards. The grant of any Award under the Plan payable in cash is provisional until cash is paid in settlement thereof. The grant of any Award payable in Common Stock is provisional until the Participant becomes entitled to the certificate in settlement thereof. In the event the employment of a Participant is terminated for cause (as defined below), any Award which is provisional shall be annulled as of the date of such termination for cause. For the purpose of this Section 18(e), the term "terminated for cause" means any discharge for violation of the policies and procedures of the Company or for other job performance or conduct which is detrimental to the best interests of the Company, as determined by the Committee in its sole discretion.

                (f) Engaging in Competition With Company. In the event a Participant terminates his or her employment with the Company or a Subsidiary for any reason whatsoever (except after a Change in Control), and within eighteen (18) months after the date thereof accepts employment with any significant competitor of, or otherwise engages in material competition with, the Company or a Subsidiary, the Committee, in its sole discretion, may require such Participant to return to the Company the economic value of any Award which is realized or obtained (measured at the date of exercise, vesting or payment) by such Participant at any time during the period beginning on that date which is six months prior to the date of such Participant's termination of employment with the Company or a Subsidiary.

                (g)   Other  Company Benefit and Compensation  Programs.
     Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. The Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward employees for their service with the Company and its Subsidiaries.

                (h) Securities Law Restrictions. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

               (i) Compliance With Rule 16b-3. With respect to persons subject to Section 16(b) of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board of Directors or the Committee fails to so comply, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors or the Committee.

                (j) Award Agreement. Each Participant receiving an Award under the Plan shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole discretion, determine.

                 (k)   Costs  of  Plan.   The  costs  and  expenses   of
     administering the Plan shall be borne by the Company.

                (l) Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Oklahoma.

                (m) Effective Date. The Plan was adopted by the Board of Directors on May 25, 1993, subject to approval of the stockholders of the Company at the 1993 annual meeting or any adjournment thereof.